Exhibit 10.7



                        APPLIED DIGITAL SOLUTIONS, INC./
                              INTELLESALE.COM, INC.
                              TAX SHARING AGREEMENT


                  THIS AGREEMENT dated as of October __, 1999, by and among APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation ("ADS"), Intellesale.com, Inc., a Delaware corporation ("Intellesale"), and Intellesale's domestic affiliates that are signatories to this Agreement (each, an "Intellesale Subsidiary"). Defined terms are set forth in Article I.

                  WHEREAS, ADS is the common parent of the ADS Consolidated Group and such group includes Intellesale and other members of the Intellesale Sub Group. The ADS Consolidated Group files a Consolidated Federal Income Tax Return;

                  WHEREAS, ADS expects that, as a result of the sale of the common stock of Intellesale, pursuant to an initial public offering ("IPO"), Intellesale will cease to be a member of the ADS Consolidated Group; and

                  WHEREAS, ADS and Intellesale desire to set forth their agreement on the proper allocation among ADS, Intellesale and their respective Affiliates of foreign, federal, state and local Taxes incurred in taxable periods beginning prior to (and in certain respects, subsequent to) the Deconsolidation Date and their respective obligations in respect of the same;

                  NOW, THEREFORE, in consideration of their mutual promises, the parties hereby agree as follows:

                  1.       Definitions.

                           (a)      As used in this Agreement:

                  "ADS Consolidated Group" means, with respect to any taxable period, the corporations which are members of the affiliated group of corporations of which ADS is the common parent (within the meaning of Section 1504 of the Code).

                  "ADS Income Tax Liability" means (i) the ADS Sub Group's allocable share of the liability for Federal Taxes of the ADS Consolidated Group for all periods that the ADS Sub Group were members of such group determined as if the members of the ADS Sub Group were the only members of the ADS Consolidated Group; (ii) the ADS Sub Group's allocable share of the Consolidated Non-Federal Tax liability of the ADS Sub Group for all periods they joined in the filing of a Tax Return in respect of a Consolidated Non-Federal Tax with ADS determined as if the members of the ADS Sub Group were the only members included in such Tax Return; and (iii) any liability resulting from any Income Taxes of the ADS Sub Group with respect to any Post-Deconsolidation Tax Period or any Income Taxes of the ADS Sub Group allocated to such group pursuant to Section 2(c) hereof. The parties intend that the ADS Sub Group's allocable share of the

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liability for Federal Taxes or Consolidated  Non-Federal  Taxes as determined in clause (i) or (ii) above, when added to the Intellesale Sub Group's allocable share of the liability for Federal Taxes or Consolidated Non-Federal Taxes for the same period will equal 100% of the liability for Federal Taxes of the ADS Consolidated Group or Consolidated Non-Federal Taxes for such period, and that any difference shall be allocated between the ADS Sub Group and the Intellesale Sub Group in proportion to the amount determined under clause (i) or (ii) above with respect to both the ADS Sub Group and the Intellesale Sub Group.

                  "ADS Indemnitee" means ADS and its Affiliates.

                  "ADS  Sub  Group"  means,  jointly  and  severally,   the  ADS
Consolidated Group, but does not include any corporation that is a member of the Intellesale Sub Group.

                  "Affiliate" of any person means any person, corporation, partnership or other entity directly or indirectly controlling, controlled by or under common control with such person excluding any shareholder of ADS. References herein to an Affiliate of ADS shall mean any Affiliate of ADS, excluding on or after the Deconsolidation Date, Intellesale, any subsidiaries of Intellesale, of which Intellesale owns at least fifty percent (50%) of the total combined voting power, and all shareholders of Intellesale. References herein to an Affiliate of Intellesale shall exclude ADS, all subsidiaries of ADS which are not subsidiaries of Intellesale and all shareholders of Intellesale.

                  "After-Tax Amount" means an amount that shall be equal to the hypothetical after-tax amount of the indemnity payment due hereunder, taking into account the hypothetical Tax consequences of the payments or accruals of the amounts which give rise to the indemnity obligation. References to "After-Tax basis", "hypothetical Tax consequences" and "hypothetical After-Tax amount" refer to calculations of Tax at the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to an ADS Indemnitee or an Intellesale Indemnitee, as the case may be, for the relevant year. Such After-Tax Amount shall take into account the benefit or detriment in a subsequent period of an item of adjustment which gives rise to an Indemnitee payment.

                  "Applicable Rate" means the interest rate determined under the provisions of sections 6621 and 6622 of the Code.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Consolidated Non-Federal Tax" means, with respect to each foreign, state or local taxing jurisdiction, any income or franchise Tax payable to any such jurisdiction in which Intellesale or any of its Affiliates is or may be liable for such Tax on a consolidated, combined or unitary basis with ADS or any of its Affiliates.

                  "Consolidated Federal Income Tax Return" means any Tax Return with respect to Federal Income Taxes filed on a consolidated basis when Intellesale or one or more of its Affiliates join in filing such Tax Return with ADS or one or more ADS Affiliate.

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                  "Deconsolidation"  shall  mean  any  event  pursuant  to which
Intellesale ceases to be a member of the ADS Consolidated Group.

                  "Deconsolidation Date" means the date that Intellesale ceases to be a member of the ADS Consolidated Group as determined under Treas. Reg. ss. 1.1502-76(b).

                  "Federal   Tax"   means  any   United   States   net   income,
environmental, excise, alternative or add-on minimum Tax.

                  "Final Determination" means: (i) with respect to Federal Taxes, (A) a "determination" as defined in section 1313(a) of the Code, or (B) the date of acceptance by or on behalf of the Internal Revenue Service of Form 870-AD (or any successor form thereto) as a final resolution of tax liability for any taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund and/or the right of the Internal Revenue Service to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved;
(ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax provided for under applicable law; (iii) any final disposition by reason of the expiration of the applicable statute of limitations; and (iv) the payment of Tax by the ADS Sub Group or the Intellesale Sub Group, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed by a Taxing Authority, provided that the provisions of Section 6(b) hereof have been complied with, or, if such
Section 6(b) is inapplicable, that the party responsible under the terms of this Agreement for such Tax is notified by the party paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.

                  "Income Taxes" means any Federal Tax, foreign, state or local income or franchise tax or other tax measured by income and all other taxes reported on returns which include federal, state or local income or franchise taxes or other taxes measured by income, together with any interest, penalties or additions to tax imposed with respect thereto.

                  "Income Tax Return" means any foreign, federal, state or local consolidated or separate Tax Return which reports Income Taxes of ADS, Intellesale or their Affiliates.

                  "Intellesale Income Tax Liability" means (i) the Intellesale Sub Group's allocable share of the liability for Federal Taxes of the ADS Consolidated Group for all periods that the Intellesale Sub Group were members of such group determined as if the members of the Intellesale Sub Group were the only members of the ADS Consolidated Group; (ii) the Intellesale Sub Group's allocable share of the Consolidated Non-Federal Tax liability of the Intellesale Sub Group for all periods they joined in the filing of a Tax Return in respect of a Consolidated Non-Federal Tax with ADS, determined as if the members of the Intellesale Sub Group were the only members included in such Tax Return; (iii) any liability resulting from any Income Taxes of the Intellesale Sub Group with respect to any Post-Deconsolidation Tax Period or any Income Taxes of the Intellesale Sub Group allocated to such party for any taxable period commencing at the Deconsolidation Date pursuant to Section 2(c) hereof; and (iv) any Federal Tax liability or any other Income Tax liability of any member of the

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Intellesale Sub Group attributable to any period prior to the date any member of the Intellesale Sub Group became a member of the ADS Consolidated Group. The parties intend that the Intellesale Sub Group's allocable share of the liability for Federal Taxes or Consolidated Non-Federal Taxes as determined in clause (i) or (ii) above when added to the ADS Sub Group's allocable share of the liability for Federal Taxes or Consolidated Non-Federal Taxes for the same period will equal 100% of the liability for Federal Taxes of the ADS Consolidated Group or Consolidated Non-Federal Tax for such period, and that any difference shall be allocated between the Intellesale Sub Group and the ADS Sub Group in proportion to the amount determined under clause (i) or (ii) above with respect to both the Intellesale Sub Group and the ADS Sub Group.

                  "Intellesale Indemnitee" means Intellesale and each of its Affiliates.

                  "Intellesale Sub Group" means, jointly and severally, Intellesale and any subsidiaries of Intellesale which would be members of an affiliated group of corporations if Intellesale were the common parent (within the meaning of Section 1504 of the Code).

                  "Other Taxes" means taxes other than Income Taxes.

                  "Post-Deconsolidation Tax Period" means a tax period beginning after the Deconsolidation Date.

                  "Pre-Deconsolidation   Tax   Period"   means  any  tax  period
beginning before the Deconsolidation Date.

                  "Tax" means (A) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such domestic or foreign tax (a "Taxing Authority"); and (B) any liability of Intellesale, ADS or any of their Affiliates (or, in each case, any successor in interest thereto by merger or otherwise), as the case may be, for the payment of any amounts of the type described in clause (A) for any taxable period resulting from the application of Treasury Regulation Section 1.1502-6 or, in the case of any Consolidated Non-Federal Tax, any similar provision applicable under State law.

                  "Tax Assets" means any Tax Item that could reduce the amount of Tax liability, including a net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or credit relative to alternative minimum tax or any other Tax credit.

                  "Tax Item" means any item of income, gain, loss, deduction or credit or other attribute that may increase or decrease a Tax.

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                  "Tax  Return"  means  all  reports,   estimates,   extensions,
information statements and returns relating to or required by law to be filed in connection with the determination, assessment or collection of any Taxes and in the case of consolidated or combined tax returns, by ADS, Intellesale or their Affiliates on behalf of the Intellesale Sub Group, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes and employee benefit plans of ADS, Intellesale or their Affiliates.

                           (b) Any  term  used in this  Agreement  which  is not
defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or applicable Treasury Regulations thereunder.

                  2.       Income Taxes.

                           (a)      Applicable  Agreements.  On  and  after  the
Deconsolidation Date, this Agreement shall constitute the sole Tax Sharing Agreement between the ADS Sub Group and the Intellesale Sub Group, and except as otherwise provided in this Agreement, all such agreements, if any, shall be terminated effective as of the end of the Deconsolidation Date. Any such termination shall not be effective as to any right or obligation of the ADS Sub Group or the Intellesale Sub Group with respect to any third party.

                           (b)      Filing Returns.

                                    (i)  ADS  shall  prepare  (or  cause  to  be
                                    prepared)  and file (or  cause to be  filed)
                                    for all taxable periods ending with or prior
                                    to the Deconsolidation Date all Consolidated
                                    Federal  Income Tax Returns for ADS, the ADS
                                    Consolidated  Group,  the ADS Sub Group, the
                                    Intellesale   Sub   Group   and  all   other
                                    consolidated,   combined   or  unitary   Tax
                                    Returns for such entities. Included as a Tax
                                    Return  to be filed by ADS  pursuant  to the
                                    preceding   sentence  is  the   Consolidated
                                    Federal   Income   Tax  Return  of  the  ADS
                                    Consolidated Group for the year of the IPO, which will include all income and loss of ADS for such year and the income and loss of the Intellesale Sub Group for the portion of such year ending on the Deconsolidation Date.

                                    (ii)  Intellesale  shall be responsible  for
                                    preparing  and filing all Income Tax Returns
                                    required  to be filed by or on behalf of the
                                    Intellesale  Sub  Group,   for  all  taxable
                                    periods beginning after the  Deconsolidation
                                    Date.

                                    (iii)  Those   Income  Tax  Returns  of  the
                                    Intellesale  Sub  Group  which  include  any
                                    taxable period  beginning  before and ending
                                    after  the  Deconsolidation  Date  shall  be
                                    prepared   by   Intellesale   and  filed  by
                                    Intellesale  on a basis which is  consistent
                                    with  the   manner   in  which  ADS  or  its

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

                                    Affiliates  filed  such Tax  Returns  in the
                                    past,   unless  a  contrary   treatment   is
                                    required by law.

                                    (iv)  The   Intellesale   Sub  Group  hereby
                                    irrevocably designates ADS as its agent (and
                                    the agent of all Intellesale Affiliates) for
                                    the  purpose of taking  any and all  actions
                                    necessary or incidental to the filing of any
                                    Tax  Return  required  to be  filed  by  ADS
                                    pursuant  to this  Agreement  or filing  any
                                    amended   Consolidated  Federal  Income  Tax
                                    Return  or   Consolidated   Non-Federal  Tax
                                    Return in respect of any  adjustment  of Tax
                                    attributable  to  any  period  during  which
                                    Intellesale   was  a   member   of  the  ADS
                                    Consolidated   Group  or  any   Consolidated
                                    Non-Federal  Group.  ADS shall fully  inform
                                    Intellesale in writing, prior to taking such
                                    actions,  of  all  actions  to be  taken  on
                                    behalf  of  Intellesale.  Intellesale  shall
                                    provide  ADS  with a Power  of  Attorney  in
                                    respect  of  the  filing  of  such  returns.
                                    Notwithstanding   any   indication   to  the
                                    contrary   in  this   Section   2(b)(iv)  or
                                    elsewhere in this  Agreement,  ADS shall not
                                    have  the   authority   as  agent   for  the
                                    Intellesale  Sub Group  (or any  Intellesale
                                    Affiliate)  or  pursuant  to  the  Power  of
                                    Attorney to take a position  with respect to
                                    a Tax Item,  on a Tax Return  required to be
                                    filed by ADS  pursuant to this  Agreement or
                                    any amended  Consolidated Federal Income Tax
                                    Return  or   Consolidated   Non-Federal  Tax
                                    Return,   that  is  inconsistent   with  the
                                    position taken in the past with respect to such Tax Item or that could reasonably be expected to affect adversely the Intellesale Sub Group or any Intellesale Affiliate with respect to Tax Returns filed after the Deconsolidation Date.

                           (c)      Allocation of Tax Liability.  For   purposes
of allocation of Income Tax liability, between the ADS Sub Group and the Intellesale Sub Group for purposes of this Agreement, the deconsolidation of Intellesale shall be effective for Income Tax purposes in all taxing jurisdictions as of the end of the Deconsolidation Date (even though the laws of a particular Taxing jurisdiction do not recognize a short Tax period in respect to the issuance of common stock of Intellesale for purposes of defining a Consolidated Group). For purposes of this Section 2(c), the Income Taxes for the portion of the taxable period up to and including the Deconsolidation Date shall be determined on the basis of an interim closing of the books as of the end of the Deconsolidation Date.

                           (d)      Tax Refunds.  Intellesale  shall be entitled
to, and ADS agrees to promptly pay to Intellesale, an amount equal to all foreign, federal, state and local Tax refunds and interest thereon, if any was paid or credited (including, without limitation, as a credit or offset against any other Taxes) (collectively "Refunds"), received by the ADS Sub Group to the extent attributable to any Taxes for which Intellesale has indemnified the ADS Sub Group pursuant to this Agreement.

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                           (e)      ADS  Indemnification.  The ADS   Sub   Group
will jointly and severally indemnify each Intellesale Indemnitee against and hold it harmless from (i) any ADS Income Tax Liability and (ii) all liability for fees, costs and expenses (including but not limited to reasonable attorneys' fees) arising out of or incident to any proceeding before any Taxing Authority or any judicial authority with respect to any amount indemnifiable under clause
(i) of this section 2(e).

                           (f)      Intellesale Indemnification. The Intellesale
Sub Group will jointly and severally indemnify each ADS Indemnitee against and hold it harmless from (i) any Intellesale Income Tax Liability and (ii) all liability for fees, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or incident to any proceedings before any Taxing Authority or any judicial authority with respect to any amount indemnifiable under clause (i) of this Section 2(f) or with respect to Section 3(c).

                           (g)      Indemnification  Payments.  ADS, the ADS Sub
Group and the Intellesale Sub Group shall discharge their obligations under Sections 2(e) and 2(f) hereof by paying an After-Tax Amount within 30 days of demand therefor. Notwithstanding the foregoing, if either Intellesale or ADS disputes the fact or the amount of an obligation under Section 2(e) or 2(f), then no payment shall be required until any such good faith dispute is resolved in accordance with Section 13(b) hereof; provided, however, that any amount not paid within 30 days of demand therefor shall bear interest at the Applicable Rate from the date on which such demand was made until the date of payment.

                           (h) Taxes on Issuance.  Any tax  liability for Income
Taxes attributable to the issuance by Intellesale of Intellesale stock shall be and remain the sole liability of Intellesale and the ADS Sub Group shall not have any responsibility therefor.

                  3.       Carrybacks; Other Tax Adjustments.

                           (a)      If allowable by applicable law,  Intellesale
will permit, in it's sole discretion, the use in any Pre-Deconsolidation Tax Period of the Intellesale Sub Group of any Tax Asset by ADS arising in a Post-Deconsolidation Tax Period. Likewise, if allowable by applicable law, ADS will permit, in it's sole discretion, the use in any Pre-Deconsolidation Tax Period of the ADS Sub Group or Intellesale Sub Group of any Tax Asset by Intellesale arising in a Post-Deconsolidation Tax Period. The benefit from such Tax Assets shall be considered equal to (i) the excess of the amount of Federal Taxes or Consolidated Non-Federal Taxes, as the case may be, that would have been payable by the ADS Consolidated Group or any relevant Consolidated Non-Federal Group in the absence of such carryback over (ii) the amount of Federal or Consolidated Non-Federal Taxes, as the case may be, actually payable by the ADS Consolidated Group or relevant Consolidated Non-Federal Group. ADS shall pay to Intellesale 50% of the benefit of such Tax Asset. Payment of the amount of such benefit shall be made within 30 days of the receipt by ADS of any refund, credit or other offset attributable thereto. Such amount payable shall not exceed 50% of the amount that would have been received if the Intellesale Sub Group or the ADS Sub Group, as the case may be, had filed as a separate consolidated group.


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                           (b)  At  either  ADS  or  Intellesale's  request  and
expense, the other party shall undertake those actions reasonably necessary to enable such party to receive the benefit of any Tax Asset.

                           (c)  If,   subsequent   to  the  payment  by  ADS  to
Intellesale of any amount referred to in Section 3(a) above, there shall be (A) a Final Determination under applicable law of a deficiency of Federal Taxes or Consolidated Non-Federal Taxes of the ADS Consolidated Group or the relevant group filing Consolidated Non-Federal Tax Returns, on the grounds that the Tax Asset giving rise to such payment was in fact not available in whole or in part, or (B) a Final Determination resulting from an audit of the Intellesale Sub Group (or any successor thereto) which results in a reduction of any Tax Asset so carried back, Intellesale shall repay to ADS, within 30 days of such Final Determination, an After-Tax Amount reflecting the amount which would not have been payable to Intellesale pursuant to this Section 3 had the amount of the benefit been determined in light of such event.

                           (d) ADS and the members of the ADS Sub Group agree to
pay Intellesale the detriment to the Intellesale Sub Group (or any successor thereto) from an adjustment to the ADS Income Tax Liability which results in an increase of Intellesale liability for any Post-Deconsolidation Tax Period. Intellesale and the members of the Intellesale Sub Group agree to pay ADS the benefit received by the Intellesale Sub Group (or any successor thereto) from an adjustment to the ADS Income Tax Liability which results in a reduction of Intellesale liability for any Post-Deconsolidation Tax Period. Such detriment/benefit shall be considered equal to the difference between the amount of Federal Taxes or Non-Federal Taxes, as the case may be, that would have been payable by the Intellesale Sub Group and the amount of Federal Taxes or Non-Federal Taxes, as the case may be, actually payable by the Intellesale Sub Group, taking into account such adjustment. Payment of such detriment/benefit shall be made within 30 days of the filing of the applicable Tax Return (including, without limitation, any amended or estimated return) for the taxable period for which the benefit is utilized. Intellesale agrees to file such an applicable Tax Return as soon as practicable after receiving notice from ADS to the effect that such an adjustment to the ADS Income Tax Liability had been made.

                  4.       Other Taxes.

                  Liability for Other Taxes of the Intellesale Sub Group (including any Tax liability in respect of the operations of the Intellesale Sub Group prior to the Deconsolidation Date whether or not such operations were conducted as a division of ADS) shall be the sole responsibility of the Intellesale Sub Group, and liability for all Other Taxes that are attributable to the ADS Sub Group (other than any operations of any of the Intellesale Sub Group operated as a division of ADS) shall be the sole responsibility of the ADS Sub Group. The ADS Sub Group and the Intellesale Sub Group each agrees to indemnify and hold the other harmless in accordance with such undertaking.

                  Any Tax liabilities (including, but not limited to, sales Tax, stock transfer Tax, documentary Tax and start-up Tax) attributable to the Deconsolidation, including a public offering of Intellesale stock, shall be the

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sole  responsibility of Intellesale and none of the members of the ADS Sub Group shall have any responsibility therefor.

                  5.       Additional Covenants.

                           (a)  Intellesale  and ADS shall  cooperate (and shall
cause each of their Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other parties in connection with the preparation and filing of any return, claim for a refund or other claim with respect to Taxes or the conduct of any audit, dispute, proceeding, suit or action concerning any return, amounts indemnifiable hereunder or any other matter contemplated hereunder. Such cooperation shall include, without limitation, the following: (i) the retention and provision for inspection on reasonable request of books, records, documentation or other information relating to any return until the expiration of the applicable statute of limitation (giving effect to any extension, waiver or mitigation thereof); (ii) the provision of additional information and explanation of material provided under clause (i) of this Section 5(a); (iii) the execution of any document that may be necessary or helpful in connection with the filing of any return by ADS, Intellesale or any Affiliate of either, or any audit, proceeding, suit or action addressed in the preceding sentence; and (iv) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

                           (b) ADS and Intellesale  shall advise each other with
respect to any proposed Tax adjustments relating to the ADS Consolidated Group or any other consolidated, combined or unitary group of which Intellesale or its Affiliates have filed with ADS or any of its Affiliates which are the subject of any Internal Revenue Service or other Tax authority, audit or investigation, or are the subject of any proceeding or litigation, and which may affect any Tax attribute of any of the Intellesale Sub Group or the ADS Sub Group (including, but not limited to, basis in an asset or the amount of earnings and profits).

                           (c) ADS and  Intellesale,  as the case may be,  shall
promptly furnish to the other upon receipt a copy of any revenue agent's report or similar report, notice of proposed adjustment, or notice of deficiency received by ADS, any Affiliate of ADS, Intellesale, or any Affiliate of Intellesale, as the case may be, relating to the other party's (or its Affiliate's) obligations under Sections 2 or 3 hereof, or any adjustment referred to in Section 5(c) hereof. ADS and Intellesale shall cooperate to keep each other fully informed with respect to any development relating to all matters described in this Agreement.

                           (d) ADS shall not without the prior  written  consent
of Intellesale modify or make any election (except as required by law) with respect to Taxes affecting or binding on Intellesale or any of its Affiliates for any taxable period beginning after the Deconsolidation Date. Intellesale shall not, without the prior written consent of ADS, modify or make any election (except as required by law) with respect to Taxes affecting or binding on the ADS Sub Group for any taxable period.

                  6.       Cooperation and Contest.

                           (a) ADS  shall  have  control  over  all  matters  in
respect of any Tax Return filed by ADS, or any Tax audit, dispute or proceeding (whether administrative or judicial) relating to any Tax matters in respect of any Tax Return filed by ADS. ADS shall promptly notify Intellesale of any inquiries from the Internal Revenue Service or any other Tax authority which relate to matters described in Sections 2(f) and 3. Intellesale shall have control over all matters in respect of any Tax Return filed by Intellesale or any Tax audit, dispute or proceeding (whether administrative or judicial) relating to any Tax matters in respect of any Tax Return filed by Intellesale. Intellesale shall promptly notify ADS of any inquiries from the Internal Revenue Service or any other Tax authority which relate or may relate to matters described in Sections 2(e) and 3.

                           (b) No settlement of any Internal  Revenue Service or
other Tax authority audit relating to any matter which would cause a payment under Sections 2(e), 2(f) or 3 shall be accepted or entered into by or on behalf of the party entitled to receive a payment under Sections 2(e), 2(f) or 3, whichever is applicable (the "Indemnitee"), unless (x) the party ultimately responsible for such payment under Sections 2(e), 2(f) or 3, whichever is applicable (the "Indemnitor"), consents thereto in writing (which consent shall not be unreasonably withheld), or (y) the Indemnitor does not consent and it has provided the Indemnitee with an opinion of its counsel that there is substantial authority for the Indemnitor's position.

                           (c) In the event that a judgment of the United States
Tax Court or other court of competent jurisdiction results in an adverse determination with respect to any issue which would cause Intellesale to pay ADS any amount under Sections 2(f) or 3, Intellesale shall have the right to cause ADS to appeal from such adverse determination at Intellesale's expense if Intellesale delivers to ADS an opinion from its counsel that such appeal will more likely than not succeed.

                  7.       Payments.

                  All Payments to be made hereunder shall be made in immediately available funds and, unless otherwise provided herein, within 30 days of the date determined herein.

                  8.       Notices.

                  All notices, demands, claims, or other communications under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

              If to ADS, to:

                                    APPLIED DIGITAL SOLUTIONS, INC.
                                    400 Royal Palm Way, Suite 410
                                    Palm Beach , Florida  33480
                                    Attention:  Chief Financial Officer
                                    Fax:  (561) 366-0002

              If to Intellesale, to:

                                    INTELLESALE.COM, INC.
                                    2047 Route 130 North
                                    Burlington, New Jersey  08016
                                    Attention:  Chief Financial Officer
                                    Fax:  (973) 694-1616

                  9.       Costs and Expenses.

                  Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. ADS shall receive reimbursement for any expenses in respect of any Return filed by ADS on behalf of Intellesale. Such expenses shall include any services performed by ADS on behalf of Intellesale at the rate of $150 per hour for officers of ADS and $50 per hour for non-officers of ADS.

                  10.      Termination and Survival.

                  Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

                  11.      Section Headings.

                  The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  12.      Amendments; No Waivers.

                           (a) Any provision of this Agreement may be amended or
waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by ADS and Intellesale or, in the case of a waiver, by the party against whom the waiver is to be effective.

                           (b) No  failure  or delay by any party in  exercising
any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  13.      Governing Law and Interpretation.

                           (a) This Agreement shall be governed by and construed
in accordance with the laws of the State of Missouri.

                           (b) Any disagreement  between the parties hereto with
respect to this Agreement, other than Sections 2 and 3, not resolved by mutual agreement of the parties shall be settled by arbitration in the City of St. Louis, State of Missouri in accordance with the Rules of the American Arbitration Association, and judgment upon the award so rendered may be entered in any court having jurisdiction thereof.

                  14.      Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  15.      Assignment.

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.


                        --------------------------------

        THIS AGREEMENT CONTAINS BINDING ARBITRATION PROVISIONS WHICH MAY
                          BE ENFORCED BY THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

APPLIED DIGITAL SOLUTIONS, INC.                  PORT PARTIES, LTD.



By: ___________________________                  By: ___________________________
    Its:  President                                  Its:  President


Intellesale.COM, INC.                            BLUE STAR ELECTRONICS, INC.



By: ___________________________                  By: ___________________________
    Its:  President                                  Its:  President


PIZARRO RE-MARKETING, INC.                       CONSOLIDATED MICRO
                                                 COMPONENTS, INC.



By: ___________________________                  By: ___________________________
    Its:  President                                  Its:  President


NORCOM RESOURCES, INC.                           DATA PATH TECHNOLOGIES, INC.



By: ___________________________                  By: ___________________________
    Its:  President                                  Its:  President


CYBERTECH STATION, INC.                          INTERNET MARKETING AND
                                                 RESEARCH, INC.



By: ___________________________                  By: ___________________________
    Its:  President                                  Its:  President

GDB SOFTWARE SERVICES, INC.                      BOSTEK, INC.


By: ___________________________                  By: ___________________________
    Its:  President                                  Its:  President


SERVICE TRANSPORT COMPANY                        FISCAL ADVANTAGE CORPORATION



By: ___________________________                  By: ___________________________
    Its:  President                                  Its:  President






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